Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
Pinstripes Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newley Registered Securities
Fees to be Paid	Equity	Pinstripes Holdings Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) underlying the Warrants	457(g)	23,985,000	$11.50	$275,827,500	0.00014760	$40,712.14
Fees to be Paid	Equity	Class A Common Stock	457(c)	24,695,141	$3.43	$84,704,334	0.00014760	$12,502.36
Fees to be Paid	Equity	Private Placement Warrants to purchase Class A Common Stock	457(g)	11,910,000	-	-	-	-
Carry Forward Securities
-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$360,531,834		$53,214.50
	Total Fees Previously Paid							$40,712.14
	Total Fee Offsets							$-
	Net Fee Due							$12,502.36
(1)Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued by reason of any stock split, stock dividend or similar transaction.
(2)Consists of (i) 12,075,000 shares of Class A Common Stock issuable upon exercise of Public Warrants (as defined in the registration statement to which this exhibit is attached) and (ii) 11,910,000 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants (as defined in the registration statement to which this exhibit is attached), including for the resale by Selling Securityholders (as defined in the registration statement to which this exhibit is attached) of the shares of Class A Common Stock underlying the Private Placement Warrants.
(3)Calculated pursuant to Rule 457(g) under the Securities Act, based on the $11.50 exercise price per share of Class A Common Stock issuable upon exercise of the Public Warrants and Private Placement Warrants.
(4)Consists of (i) 15,993,047 outstanding shares of Class A Common Stock, (ii) 4,696,777 shares of Class A Common Stock issuable upon conversion of Pinstripes Holdings Class B Common Stock (as defined in the registration statement to which this exhibit is attached), (iii) 647,011 shares of Class A Common Stock issuable upon exercise of Pinstripes Holdings Options (as defined in the registration statement to which this exhibit is attached), (iv) 172,806 shares of Class A Common Stock issuable upon the vesting of restricted stock units issued to non-employee directors of Pinstripes Holdings and (v) 2,912,500 shares of Class A Common Stock issuable upon exercise of the Oaktree Warrants (as defined in the registration statement to which this exhibit is attached), which have a de minimis exercise price of $0.01 per share, all registered solely for resale by Selling Securityholders.
(5)Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on February 9, 2024 ($3.43 per share of Class A common stock). This calculation is in accordance with Rule 457(c) of the Securities Act.
(6)Represents the issuance of up to 11,910,000 Private Placement Warrants to purchase shares of Class A Common Stock.
(7)Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the Private Placement Warrants, as the entire fee is allocated to the underlying Class A Common Stock.